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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements 0f Nobel Education Dynamics, Inc. and subsidiaries on Form S-3 (File No. 33-73496) and Forms S-8 (File Nos. 33-21859, 33-44888 and 33-64701) of our report, dated December 15, 1995, on our audits of the consolidated financial statements of Educo Incorporated as of August 31, 1995 and 1994 and for the years then ended, which report is included in this Form 8-K(A) of Nobel Education Dynamics, Inc.

/s/Coopers & Lybrand, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 15, 1996